KEYCORP REPORTS RECORD FOURTH QUARTER 2020 NET INCOME OF $549 MILLION,
OR $.56 PER DILUTED COMMON SHARE
Record revenue for the fourth quarter and full year 2020

All-time high level of investment banking and debt placement fees for the fourth quarter and full year

Strong credit quality: net charge-offs to average loans of 53 basis points

Return on average tangible common equity of 16.6%, up 440 basis points from the prior quarter

Strong capital position with Common Equity Tier 1 Capital of 9.8%, above targeted range

Announced new common share repurchase authorization of up to $900 million

    CLEVELAND, January 21, 2021 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $549 million, or $.56 per diluted common share for the fourth quarter of 2020. This compared to $397 million, or $.41 per diluted common share, for the third quarter of 2020 and $439 million, or $.45 per diluted common share, for the fourth quarter of 2019.

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Selected Financial Highlights

dollars in millions, except per share data				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Income (loss) from continuing operations attributable to Key common shareholders	$549	$397	$439	38.3%	25.1%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.56	.41	.45	36.6	24.4
Return on average tangible common equity from continuing operations (a)	16.61%	12.19%	14.09%	N/A	N/A
Return on average total assets from continuing operations	1.35	1.00	1.27	N/A	N/A
Common Equity Tier 1 ratio (b)	9.8	9.5	9.4	N/A	N/A
Book value at period end	$16.53	$16.25	$15.54	1.7%	6.4%
Net interest margin (TE) from continuing operations	2.70%	2.62%	2.98%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)12/31/20 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Net interest income (TE)	$1,043	$1,006	$987	3.7%	5.7%
Noninterest income	802	681	651	17.8	23.2
Total revenue	$1,845	$1,687	$1,638	9.4%	12.6%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.043 billion for the fourth quarter of 2020, compared to taxable-equivalent net interest income of $987 million for the fourth quarter of 2019. The increase in net interest income reflects higher earning asset balances and loan fees, partially offset by a lower net interest margin. The net interest margin was impacted by lower interest rates and a change in balance sheet mix, including elevated levels of liquidity and Key's participation in the Paycheck Protection Program ("PPP").

Compared to the third quarter of 2020, taxable-equivalent net interest income increased by $37 million and the net interest margin increased by 8 basis points. The increase in both net interest income and the net interest margin reflects lower interest-bearing deposit costs and higher loan fees related to PPP, partly offset by elevated levels of liquidity.

Noninterest Income

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Trust and investment services income	$123	$128	$120	(3.9)%	2.5%
Investment banking and debt placement fees	243	146	181	66.4	34.3
Service charges on deposit accounts	82	77	86	6.5	(4.7)
Operating lease income and other leasing gains	39	38	39	2.6	—
Corporate services income	63	51	65	23.5	(3.1)
Cards and payments income	97	114	67	(14.9)	44.8
Corporate-owned life insurance income	38	30	39	26.7	(2.6)
Consumer mortgage income	43	51	21	(15.7)	104.8
Commercial mortgage servicing fees	32	18	19	77.8	68.4
Other income	42	28	14	50.0	200.0
Total noninterest income	$802	$681	$651	17.8%	23.2%

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

    Compared to the fourth quarter of 2019, noninterest income increased by $151 million, primarily driven by a $62 million increase in investment banking and debt placement fees. The record fourth quarter of 2020 for investment banking and debt placement fees was largely related to strong M&A activity. Cards and payments income increased $30 million from the year-ago period, driven by higher prepaid card activity. Additionally, investments made in Key's mortgage business continue to drive consumer mortgage income and commercial mortgage servicing fees, which increased $22 million and $13 million, respectively, from the year-ago quarter.

Compared to the third quarter of 2020, noninterest income increased by $121 million. The largest driver of the quarter-over-quarter increase was a $97 million increase in investment banking and debt placement fees, largely driven by strong M&A activity and higher loan syndication. Commercial mortgage servicing fees were also strong, up $14 million compared to prior quarter and corporate services income increased $12 million, primarily driven by higher derivatives income. Partially offsetting these increases were a $17 million decrease in cards and payments income related to lower prepaid card activity and a $8 million decrease in consumer mortgage income.

Noninterest Expense

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Personnel expense	$661	$588	$551	12.4%	20.0%
Nonpersonnel expense	467	449	429	4.0	8.9
Total noninterest expense	$1,128	$1,037	$980	8.8%	15.1%

    Key’s noninterest expense was $1.128 billion for the fourth quarter of 2020, an increase of $148 million from the year-ago period. The increase is primarily related to higher personnel costs of $110 million, reflecting higher production-related incentives and higher salaries due to merit increases. Other drivers for the year-over-year increases include payments-related expenses from prepaid card activity incurred in the current period, as well as COVID-19-related costs related to steps that Key has taken to ensure the health and safety of teammates.

    Compared to the third quarter of 2020, noninterest expense increased $91 million. The increase was largely due to incentive-related costs following a strong quarter for investment banking revenue, higher severance, as well as higher related stock-based compensation which drove the increase in personnel costs quarter-over-quarter.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Commercial and industrial (a)	$53,562	$57,067	$48,345	(6.1)%	10.8%
Other commercial loans	19,174	19,677	19,312	(2.6)	(.7)
Total consumer loans	28,974	28,175	25,950	2.8	11.7
Total loans	$101,710	$104,919	$93,607	(3.1)%	8.7%

(a)Commercial and industrial average loan balances include $129 million, $129 million, and $146 million of assets from commercial credit cards at December 31, 2020, September 30, 2020, and December 31, 2019, respectively.

Average loans were $101.7 billion for the fourth quarter of 2020, an increase of $8.1 billion compared to the fourth quarter of 2019. Commercial loans increased $5.1 billion, reflecting Key’s participation in the PPP, partially offset by decreased utilization versus the year-ago period. Consumer loans increased $3.0 billion, driven by strength from Laurel Road and Key's consumer mortgage business.

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Compared to the third quarter of 2020, average loans decreased by $3.2 billion. Commercial loans declined as clients paid down elevated line draws from earlier in the year. Consumer loans continue to reflect strength from Laurel Road, as well as Key's consumer mortgage business.

Average Deposits

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Non-time deposits	$129,529	$127,347	$100,518	1.7%	28.9%
Certificates of deposit ($100,000 or more)	2,983	3,862	6,899	(22.8)	(56.8)
Other time deposits	3,209	3,735	5,187	(14.1)	(38.1)
Total deposits	$135,721	$134,944	$112,604	.6%	20.5%

Cost of total deposits	.08%	.16%	.71%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $135.7 billion for the fourth quarter of 2020, an increase of $23.1 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships, partially offset by a decline in time deposits as a result of lower interest rates.

Compared to the third quarter of 2020, average deposits increased by $777 million, primarily driven by broad-based commercial growth and higher consumer balances. This growth was offset by a continued decline in time deposits.

ASSET QUALITY

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Net loan charge-offs	$135	$128	$99	5.5%	36.4%
Net loan charge-offs to average total loans	.53%	.49%	.42%	N/A	N/A
Nonperforming loans at period end	$785	$834	$577	(5.9)	36.0
Nonperforming assets at period end	937	1,003	715	(6.6)	31.0
Allowance for loan and lease losses	1,626	1,730	900	(6.0)	80.7
Allowance for credit losses	1,823	1,938	968	(5.9)	88.3
Allowance for loan and lease losses to nonperforming loans	207.1%	207.4%	156.0%	N/A	N/A
Allowance for credit losses to nonperforming loans	232.2	232.4	167.8	N/A	N/A
Provision for credit losses	$20	$160	$109	(87.5)%	(81.7)%

N/A = Not Applicable

    Key’s provision for credit losses was $20 million for the fourth quarter of 2020, compared to $109 million for the fourth quarter of 2019 and $160 million for the third quarter of 2020. The provision for credit losses reflects the adoption of the accounting standard, often referred to as Current Expected Credit Losses ("CECL"), beginning in the first quarter of 2020. This framework requires that management estimate credit losses over the full remaining expected life and consider expected future changes in macroeconomic conditions.

    Net loan charge-offs for the fourth quarter of 2020 totaled $135 million, or .53% of average total loans. These results compare to $99 million, or .42%, for the fourth quarter of 2019 and $128 million, or .49%, for the third quarter of 2020. Key’s allowance for credit losses was $1.8 billion, or 1.80% of total period-end loans at December 31, 2020, compared to 1.02% at December 31, 2019, and 1.88% at September 30, 2020.

    At December 31, 2020, Key’s nonperforming loans totaled $785 million, which represented .78% of period-end portfolio loans. These results compare to .61% at December 31, 2019, and .81% at September 30, 2020. Nonperforming assets at December 31, 2020, totaled $937 million, and represented .92% of period-end

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

portfolio loans and OREO and other nonperforming assets. These results compare to .75% at December 31, 2019, and .97% at September 30, 2020.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2020.

Capital Ratios

	12/31/2020	9/30/2020	12/31/2019
Common Equity Tier 1 (a)	9.8%	9.5%	9.4%
Tier 1 risk-based capital (a)	11.1	10.9	10.9
Total risk based capital (a)	13.4	13.3	12.8
Tangible common equity to tangible assets (b)	7.9	7.8	8.6
Leverage (a)	8.9	8.7	9.9

(a)12/31/2020 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the fourth quarter of 2020. As shown in the preceding table, at December 31, 2020, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.8% and 11.1%, respectively. Key's tangible common equity ratio was 7.9% at December 31, 2020.

    Key has elected the CECL phase-in option provided by regulatory guidance which delays for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 29 basis points.

Summary of Changes in Common Shares Outstanding

in thousands				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Shares outstanding at beginning of period	976,205	975,947	988,538	—	(1.2)%
Open market repurchases and return of shares under employee compensation plans	(1,092)	(1)	(12,968)	N/M	(91.6)
Shares issued under employee compensation plans (net of cancellations)	660	259	1,619	154.8%	(59.2)
Shares outstanding at end of period	975,773	976,205	977,189	—	(.1)%

N/M = Not Meaningful

    Consistent with Key's 2020 Capital Plan, during the fourth quarter of 2020, Key declared a dividend of $.185 per common share. Key announced a new share repurchase authorization program of up to $900 million, applicable through September 30, 2021.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Major Business Segments

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Revenue from continuing operations (TE)
Consumer Bank	$905	$871	$825	3.9%	9.7%
Commercial Bank	913	804	771	13.6	18.4
Other (a)	27	12	42	125.0	(35.7)
Total	$1,845	$1,687	$1,638	9.4%	12.6%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$228	$241	$168	(5.4)%	35.7%
Commercial Bank	308	160	311	92.5	(1.0)
Other (a)	39	23	(13)	69.6	N/M
Total	$575	$424	$466	35.6%	23.4%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Summary of operations
Net interest income (TE)	$645	$604	$587	6.8%	9.9%
Noninterest income	260	267	238	(2.6)	9.2
Total revenue (TE)	905	871	825	3.9	9.7
Provision for credit losses	(4)	(16)	55	(75.0)	(129.1)
Noninterest expense	611	571	550	7.0	11.1
Income (loss) before income taxes (TE)	298	316	220	(5.7)	35.5
Allocated income taxes (benefit) and TE adjustments	70	75	52	(6.7)	34.6
Net income (loss) attributable to Key	$228	$241	$168	(5.4)%	35.7%

Average balances
Loans and leases	$41,137	$41,471	$34,148	(.8)%	20.5%
Total assets	44,357	44,888	37,709	(1.2)	17.6
Deposits	83,171	83,175	73,561	—	13.1

Assets under management at period end	$44,140	$41,312	$40,833	6.8%	8.1%

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Additional Consumer Bank Data

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Noninterest income
Trust and investment services income	$95	$100	$91	(5.0)%	4.4%
Service charges on deposit accounts	50	44	58	13.6	(13.8)
Cards and payments income	54	55	53	(1.8)	1.9
Consumer mortgage income	43	51	20	(15.7)	115.0
Other noninterest income	18	17	16	5.9	12.5
Total noninterest income	$260	$267	$238	(2.6)%	9.2%

Average deposit balances
NOW and money market deposit accounts	$53,055	$52,550	$44,765	1.0%	18.5%
Savings deposits	5,408	5,169	4,332	4.6	24.8
Certificates of deposit ($100,000 or more)	2,801	3,550	6,065	(21.1)	(53.8)
Other time deposits	3,187	3,701	5,164	(13.9)	(38.3)
Noninterest-bearing deposits	18,720	18,205	13,235	2.8	41.4
Total deposits	$83,171	$83,175	$73,561	—	13.1%

Home equity loans
Average balance	$9,360	$9,528	$10,295
Combined weighted-average loan-to-value ratio (at date of origination)	69%	70%	70%
Percent first lien positions	66	64	61

Other data
Branches	1,073	1,077	1,098
Automated teller machines	1,386	1,388	1,420

Consumer Bank Summary of Operations (4Q20 vs. 4Q19)

•Net income attributable to Key of $228 million for the fourth quarter of 2020, compared to $168 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $58 million, or 9.9%, compared to the fourth quarter of 2019, driven by strong balance sheet growth and fees related to PPP loans, partially offset by the lower interest rate environment
•Average loans and leases increased $7.0 billion, or 20.5%, driven by benefit from the PPP, as well as growth from Laurel Road and consumer mortgage
•Average deposits increased $9.6 billion, or 13.1%, from the fourth quarter of 2019. This was driven by consumer stimulus payments, lower spend activity, and relationship growth
•Provision for credit losses decreased $59 million compared to the fourth quarter of 2019. The decrease in provision for credit losses is attributable to lower net charge-offs and a reduced allowance from the third quarter of 2020, driven by continued strength in client credit quality
•Noninterest income increased $22 million, or 9.2%, from the year ago quarter, driven by strength in consumer mortgage income and higher trust and investment services income
•Noninterest expense increased $61 million, or 11.1%, from the year ago quarter driven by higher variable compensation from strong revenue growth and higher variable expenses related to higher loan volumes

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Commercial Bank

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Summary of operations
Net interest income (TE)	$413	$421	$416	(1.9)%	(.7)%
Noninterest income	500	383	355	30.5	40.8
Total revenue (TE)	913	804	771	13.6	18.4
Provision for credit losses	42	163	38	(74.2)	10.5
Noninterest expense	494	443	393	11.5	25.7
Income (loss) before income taxes (TE)	377	198	340	90.4	10.9
Allocated income taxes and TE adjustments	69	38	29	81.6	137.9
Net income (loss) attributable to Key	$308	$160	$311	92.5%	(1.0)%

Average balances
Loans and leases	$59,992	$62,925	$58,535	(4.7)%	2.5%
Loans held for sale	1,285	1,383	1,465	(7.1)	(12.3)
Total assets	69,277	72,613	67,135	(4.6)	3.2
Deposits	52,163	51,238	38,224	1.8%	36.5%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Noninterest income
Trust and investment services income	$28	$27	$29	3.7%	(3.4)
Investment banking and debt placement fees	243	146	179	66.4	35.8%
Operating lease income and other leasing gains	39	38	39	2.6	—

Corporate services income	55	44	58	25.0	(5.2)
Service charges on deposit accounts	31	32	27	(3.1)	14.8
Cards and payments income	43	60	15	(28.3)	186.7
Payments and services income	129	136	100	(5.1)	29.0

Commercial mortgage servicing fees	32	18	19	77.8	68.4
Other noninterest income	29	18	(11)	61.1	N/M
Total noninterest income	$500	$383	$355	30.5%	40.8%

N/M = Not Meaningful

Commercial Bank Summary of Operations (4Q20 vs. 4Q19)

•Net income attributable to Key of $308 million for the fourth quarter of 2020, compared to $311 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $3.0 million, compared to the fourth quarter of 2019, as the lower interest rate environment offset balance sheet growth and fees related to PPP loans
•Average loan and lease balances increased $1.5 billion, or 2.5%, compared to the fourth quarter of 2019 as PPP loans offset lower utilization
•Average deposit balances increased $14 billion, or 36.5%, compared to the fourth quarter of 2019, driven by growth in targeted relationships and the impact of government programs
•Provision for credit losses increased $4.0 million compared to the fourth quarter of 2019
•Noninterest income increased $145 million, from the fourth quarter of 2019, driven by a record quarter in investment banking income, benefit from market-related adjustments to customer derivatives, and higher cards and payments income related to prepaid card revenue
•Noninterest expense increased by $101 million, or 25.7%, from the fourth quarter of 2019, driven by elevated variable expenses related to prepaid card and higher variable compensation from strong revenue growth

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

*******************************************

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $170.3 billion at December 31, 2020.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,000 branches and approximately 1,400 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Tracy Pesho
216.689.4545	216.471.2825
Melanie_S_Kaiser@KeyBank.com	Tracy_Pesho@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2019, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. In addition to the aforementioned factors, the COVID–19 global pandemic is adversely affecting us, our clients, and third–party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on Thursday, January 21, 2021. A replay of the call will be available through January 30, 2021.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

KeyCorp
Fourth Quarter 2020
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	12/31/2020	9/30/2020	12/31/2019
Summary of operations
Net interest income (TE)	$1,043	$1,006	$987
Noninterest income	802	681	651
Total revenue (TE)	1,845	1,687	1,638
Provision for credit losses	20	160	109
Noninterest expense	1,128	1,037	980
Income (loss) from continuing operations attributable to Key	575	424	466
Income (loss) from discontinued operations, net of taxes	7	4	3
Net income (loss) attributable to Key	582	428	469

Income (loss) from continuing operations attributable to Key common shareholders	549	397	439
Income (loss) from discontinued operations, net of taxes	7	4	3
Net income (loss) attributable to Key common shareholders	556	401	442

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.57	$.41	$.45
Income (loss) from discontinued operations, net of taxes	.01	—	—
Net income (loss) attributable to Key common shareholders (a)	.57	.41	.45

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.56	.41	.45
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.57	.41	.45

Cash dividends declared	.185	.185	.185
Book value at period end	16.53	16.25	15.54
Tangible book value at period end	13.61	13.32	12.56
Market price at period end	16.41	11.93	20.24

Performance ratios
From continuing operations:
Return on average total assets	1.35%	1.00%	1.27%
Return on average common equity	13.65	9.98	11.40
Return on average tangible common equity (b)	16.61	12.19	14.09
Net interest margin (TE)	2.70	2.62	2.98
Cash efficiency ratio (b)	60.3	60.6	58.7

From consolidated operations:
Return on average total assets	1.36%	1.00%	1.27%
Return on average common equity	13.82	10.08	11.48
Return on average tangible common equity (b)	16.82	12.31	14.19
Net interest margin (TE)	2.69	2.62	2.97
Loan to deposit (c)	76.5	77.2	86.6

Capital ratios at period end
Key shareholders’ equity to assets	10.6%	10.4%	11.8%
Key common shareholders’ equity to assets	9.5	9.3	10.5
Tangible common equity to tangible assets (b)	7.9	7.8	8.6
Common Equity Tier 1 (d)	9.8	9.5	9.4
Tier 1 risk-based capital (d)	11.1	10.9	10.9
Total risk-based capital (d)	13.4	13.3	12.8
Leverage (d)	8.9	8.7	9.9

Asset quality — from continuing operations
Net loan charge-offs	$135	$128	$99
Net loan charge-offs to average loans	.53%	.49%	.42%
Allowance for loan and lease losses	$1,626	$1,730	$900
Allowance for credit losses	1,823	1,938	968
Allowance for loan and lease losses to period-end loans	1.61%	1.68%	.95%
Allowance for credit losses to period-end loans	1.80	1.88	1.02
Allowance for loan and lease losses to nonperforming loans (e)	207.1	207.4	156.0
Allowance for credit losses to nonperforming loans (e)	232.2	232.4	167.8
Nonperforming loans at period-end (e)	$785	$834	$577
Nonperforming assets at period-end (e)	937	1,003	715
Nonperforming loans to period-end portfolio loans (e)	.78%	.81%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (e)	.92	.97	.75

Trust assets
Assets under management	$44,140	$41,312	$40,833

Other data
Average full-time equivalent employees	17,029	17,097	16,537
Branches	1,073	1,077	1,098

Taxable-equivalent adjustment	$8	$6	$8

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2020	12/31/2019
Summary of operations
Net interest income (TE)	$4,063	$3,941
Noninterest income	2,652	2,459
Total revenue (TE)	6,715	6,400
Provision for credit losses	1,021	445
Noninterest expense	4,109	3,901
Income (loss) from continuing operations attributable to Key	1,329	1,708
Income (loss) from discontinued operations, net of taxes	14	9
Net income (loss) attributable to Key	1,343	1,717

Income (loss) from continuing operations attributable to Key common shareholders	$1,223	$1,611
Income (loss) from discontinued operations, net of taxes	14	9
Net income (loss) attributable to Key common shareholders	1,237	1,620

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.26	$1.62
Income (loss) from discontinued operations, net of taxes	.01	.01
Net income (loss) attributable to Key common shareholders (a)	1.28	1.63

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.26	1.61
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.27	1.62

Cash dividends paid	.74	.71

Performance ratios
From continuing operations:
Return on average total assets	.82%	1.19%
Return on average common equity	7.77	10.83
Return on average tangible common equity (b)	9.51	13.46
Net interest margin (TE)	2.77	3.04
Cash efficiency ratio (b)	60.2	59.6

From consolidated operations:
Return on average total assets	.82%	1.19%
Return on average common equity	7.86	10.89
Return on average tangible common equity (b)	9.62	13.53
Net interest margin (TE)	2.76	3.03

Asset quality — from continuing operations
Net loan charge-offs	$443	$424
Net loan charge-offs to average total loans	.43%	.46%

Other data
Average full-time equivalent employees	16,826	17,045

Taxable-equivalent adjustment	29	32
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)December 31, 2020, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio" and certain ratios excluding notable items.

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without notable items, in order to enable a better understanding of company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Twelve months ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,981	$17,722	$17,038
Less: Intangible assets (a)	2,848	2,862	2,910
Preferred Stock (b)	1,856	1,856	1,856
Tangible common equity (non-GAAP)	$13,277	$13,004	$12,272
Total assets (GAAP)	$170,336	$170,540	$144,988
Less: Intangible assets (a)	2,848	2,862	2,910
Tangible assets (non-GAAP)	$167,488	$167,678	$142,078
Tangible common equity to tangible assets ratio (non-GAAP)	7.9%	7.8%	8.6%
Pre-provision net revenue
Net interest income (GAAP)	$1,035	$1,000	$979	$4,034	$3,909
Plus: Taxable-equivalent adjustment	8	6	8	29	32
Noninterest income	802	681	651	2,652	2,459
Less: Noninterest expense	1,128	1,037	980	4,109	3,901
Pre-provision net revenue from continuing operations (non-GAAP)	$717	$650	$658	$2,606	$2,499
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,905	$17,730	$17,178	$17,636	$16,636
Less: Intangible assets (average) (c)	2,855	2,870	2,919	2,878	2,909
Preferred stock (average)	1,900	1,900	1,900	1,900	1,755
Average tangible common equity (non-GAAP)	$13,150	$12,960	$12,359	$12,858	$11,972
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$549	$397	$439	$1,223	$1,611
Plus: Notable items, after tax (d)	—	—	29	—	183
Net income (loss) from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP)	$549	$397	$468	$1,223	$1,794
Average tangible common equity (non-GAAP)	13,150	12,960	12,359	12,858	11,972

Return on average tangible common equity from continuing operations (non-GAAP)	16.61%	12.19%	14.09%	9.51%	13.46%
Return on average tangible common equity from continuing operations excluding notable items (non-GAAP)	16.61%	12.19%	15.02%	9.51%	14.98%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$556	$401	$442	$1,237	$1,620
Average tangible common equity (non-GAAP)	13,150	12,960	12,359	12,858	11,972

Return on average tangible common equity consolidated (non-GAAP)	16.82%	12.31%	14.19%	9.62%	13.53%

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
	Three months ended			Twelve months ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Cash efficiency ratio
Noninterest expense (GAAP)	$1,128	$1,037	$980	$4,109	$3,901
Less: Intangible asset amortization	15	15	19	65	89
Adjusted noninterest expense (non-GAAP)	$1,113	$1,022	$961	$4,044	$3,812
Less: Notable items (d)	—	—	22	—	100
Adjusted noninterest expense excluding notable items (non-GAAP)	$1,113	$1,022	$939	$4,044	$3,712

Net interest income (GAAP)	$1,035	$1,000	$979	$4,034	$3,909
Plus: Taxable-equivalent adjustment	8	6	8	29	32
Noninterest income	802	681	651	2,652	2,459
Total taxable-equivalent revenue (non-GAAP)	$1,845	$1,687	$1,638	$6,715	$6,400

Cash efficiency ratio (non-GAAP)	60.3%	60.6%	58.7%	60.2%	59.6%

Cash efficiency ratio excluding notable items (non-GAAP)	60.3%	60.6%	57.3%	60.2%	58.0%
(a)For the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, intangible assets exclude $4 million, $5 million, and $7 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, average intangible assets exclude $5 million, $5 million, and $8 million, respectively, of average purchased credit card receivables. For the twelve months ended December 31, 2020, and December 31, 2019, average intangible assets exclude $6 million and $10 million, respectively, of average purchase credit card receivables.
(d)Additional detail provided in Notable Items table on page 24 of this release.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Consolidated Balance Sheets
(dollars in millions)

	12/31/2020	9/30/2020	12/31/2019
Assets
Loans	$101,185	$103,081	$94,646
Loans held for sale	1,583	1,724	1,334
Securities available for sale	27,556	26,895	21,843
Held-to-maturity securities	7,595	8,384	10,067
Trading account assets	735	733	1,040
Short-term investments	16,194	14,148	1,272
Other investments	621	620	605
Total earning assets	155,469	155,585	130,807
Allowance for loan and lease losses	(1,626)	(1,730)	(900)
Cash and due from banks	1,091	956	732
Premises and equipment	753	765	814
Goodwill	2,664	2,664	2,664
Other intangible assets	188	203	253
Corporate-owned life insurance	4,286	4,274	4,233
Accrued income and other assets	6,812	7,084	5,494
Discontinued assets	699	739	891
Total assets	$170,336	170,540	144,988

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$80,427	$80,791	$66,714
Savings deposits	5,913	5,585	4,651
Certificates of deposit ($100,000 or more)	2,733	3,345	6,598
Other time deposits	3,010	3,450	5,054
Total interest-bearing deposits	92,083	93,171	83,017
Noninterest-bearing deposits	43,199	43,575	28,853
Total deposits	135,282	136,746	111,870
Federal funds purchased and securities sold under repurchase agreements	220	213	387
Bank notes and other short-term borrowings	759	818	705
Accrued expense and other liabilities	2,385	2,356	2,540
Long-term debt	13,709	12,685	12,448
Total liabilities	152,355	152,818	127,950

Equity
Preferred stock	1,900	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,281	6,263	6,295
Retained earnings	12,751	12,375	12,469
Treasury stock, at cost	(4,946)	(4,940)	(4,909)
Accumulated other comprehensive income (loss)	738	867	26
Key shareholders’ equity	17,981	17,722	17,038
Noncontrolling interests	—	—	—
Total equity	17,981	17,722	17,038
Total liabilities and equity	$170,336	$170,540	$144,988

Common shares outstanding (000)	975,773	976,205	977,189

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Interest income
Loans	$933	$927	$1,046	$3,866	$4,267
Loans held for sale	11	18	17	69	63
Securities available for sale	119	115	137	484	537
Held-to-maturity securities	51	53	63	222	262
Trading account assets	4	3	8	20	32
Short-term investments	4	1	12	18	61
Other investments	3	2	2	6	13
Total interest income	1,125	1,119	1,285	4,685	5,235
Interest expense
Deposits	28	54	201	347	853
Federal funds purchased and securities sold under repurchase agreements	—	—	1	6	2
Bank notes and other short-term borrowings	1	1	4	12	17
Long-term debt	61	64	100	286	454
Total interest expense	90	119	306	651	1326
Net interest income	1,035	1,000	979	4,034	3,909
Provision for credit losses	20	160	109	1,021	445
Net interest income after provision for credit losses	1015	840	870	3,013	3,464
Noninterest income
Trust and investment services income	123	128	120	507	475
Investment banking and debt placement fees	243	146	181	661	630
Service charges on deposit accounts	82	77	86	311	337
Operating lease income and other leasing gains	39	38	39	167	162
Corporate services income	63	51	65	228	236
Cards and payments income	97	114	67	368	275
Corporate-owned life insurance income	38	30	39	139	136
Consumer mortgage income	43	51	21	176	63
Commercial mortgage servicing fees	32	18	19	80	77
Other income	42	28	14	15	68
Total noninterest income	802	681	651	2,652	2,459
Noninterest expense
Personnel	661	588	551	2,336	2,250
Net occupancy	75	76	76	298	293
Computer processing	62	59	51	232	214
Business services and professional fees	54	49	54	196	186
Equipment	26	25	25	100	100
Operating lease expense	35	33	32	138	123
Marketing	30	22	27	97	96
FDIC assessment	9	6	8	32	31
Intangible asset amortization	15	15	19	65	89
OREO expense, net	—	(1)	3	8	13
Other expense	161	165	134	607	506
Total noninterest expense	1,128	1,037	980	4,109	3,901
Income (loss) from continuing operations before income taxes	689	484	541	1,556	2,022
Income taxes	114	60	75	227	314
Income (loss) from continuing operations	575	424	466	1,329	1,708
Income (loss) from discontinued operations, net of taxes	7	4	3	14	9
Net income (loss)	582	428	469	1,343	1,717
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$582	$428	$469	$1,343	$1,717

Income (loss) from continuing operations attributable to Key common shareholders	$549	$397	$439	$1,223	$1,611
Net income (loss) attributable to Key common shareholders	556	401	442	1,237	1,620
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.57	$.41	$.45	$1.26	$1.62
Income (loss) from discontinued operations, net of taxes	0.01	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.57	.41	.45	1.28	1.63
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.56	$.41	$.45	$1.26	$1.61
Income (loss) from discontinued operations, net of taxes	0.01	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.57	.41	.45	1.27	1.62

Cash dividends declared per common share	$.185	$.185	$.185	$.740	$.710

Weighted-average common shares outstanding (000)	967,987	967,804	973,450	967,783	992,091
Effect of common share options and other stock awards	8,473	6,184	10,911	7,024	10,163
Weighted-average common shares and potential common shares outstanding (000) (b)	976,460	973,988	984,361	974,807	1,002,254
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Fourth Quarter 2020			Third Quarter 2020			Fourth Quarter 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$53,562	$477	3.54%	$57,067	$474	3.31%	$48,345	$522	4.28%
Real estate — commercial mortgage	12,862	121	3.74	13,202	117	3.54	13,335	159	4.71
Real estate — construction	1,959	19	3.79	1,987	18	3.57	1,495	18	4.87
Commercial lease financing	4,353	32	2.92	4,488	35	3.10	4,482	39	3.52
Total commercial loans	72,736	649	3.55	76,744	644	3.34	67,657	738	4.33
Real estate — residential mortgage	8,968	74	3.29	8,398	73	3.46	6,777	65	3.83
Home equity loans	9,410	91	3.81	9,580	91	3.82	10,362	122	4.69
Consumer direct loans	4,583	56	4.93	4,403	56	5.07	3,125	51	6.45
Credit cards	973	26	10.57	967	25	10.24	1,103	32	11.38
Consumer indirect loans	5,040	45	3.56	4,827	44	3.66	4,583	46	3.99
Total consumer loans	28,974	292	4.01	28,175	289	4.10	25,950	316	4.84
Total loans	101,710	941	3.68	104,919	933	3.55	93,607	1,054	4.47
Loans held for sale	1,621	11	2.76	1,924	17	3.61	1,653	17	4.11
Securities available for sale (b), (e)	28,046	119	1.75	24,941	115	1.90	22,262	137	2.49
Held-to-maturity securities (b)	7,939	51	2.56	8,677	53	2.44	10,264	63	2.43
Trading account assets	744	4	2.21	686	4	2.08	1,103	8	3.08
Short-term investments	14,111	4.14		12,525	1	0.04	2,716	12	1.73
Other investments (e)	615	3	1.31	640	2	1.49	603	2	1.82
Total earning assets	154,786	1,133	2.93	154,312	1,125	2.93	132,208	1,293	3.90
Allowance for loan and lease losses	(1,715)			(1,696)			(882)
Accrued income and other assets	15,861			16,195			14,402
Discontinued assets	717			752			908
Total assets	$169,649			$169,563			$146,636
Liabilities
NOW and money market deposit accounts	$80,636	12.06		$80,175	26.13		$66,412	135.81
Savings deposits	5,737	—	.03	5,478	1.04		4,660	1.07
Certificates of deposit ($100,000 or more)	2,983	9	1.20	3,862	16	1.60	6,899	40	2.31
Other time deposits	3,209	7.80		3,735	11	1.17	5,187	25	1.92
Total interest-bearing deposits	92,565	28.12		93,250	54.23		83,158	201.96
Federal funds purchased and securities sold under repurchase agreements	220	—	.04	225	—	.05	267	1.75
Bank notes and other short-term borrowings	791	1.73		761	1.68		801	4	2.02
Long-term debt (f), (g)	12,118	61	2.05	12,801	64	2.12	12,531	100	3.22
Total interest-bearing liabilities	105,694	90.34		107,037	119.45		96,757	306	1.25
Noninterest-bearing deposits	43,156			41,694			29,446
Accrued expense and other liabilities	2,177			2,350			2,347
Discontinued liabilities (g)	717			752			908
Total liabilities	151,744			151,833			129,458
Equity
Key shareholders’ equity	17,905			17,730			17,178
Noncontrolling interests	—			—			—
Total equity	17,905			17,730			17,178
Total liabilities and equity	$169,649			$169,563			$146,636
Interest rate spread (TE)			2.59%			2.48%			2.65%
Net interest income (TE) and net interest margin (TE)		1,043	2.70%		1,006	2.62%		987	2.98%
TE adjustment (b)		8			6			8
Net interest income, GAAP basis		$1,035			$1,000			$979
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $129 million, $129 million, and $146 million of assets from commercial credit cards for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Twelve months ended December 31, 2020			Twelve months ended December 31, 2019
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$55,145	$1,977	3.59%	$47,482	$2,144	4.51%
Real estate — commercial mortgage	13,279	521	3.92	13,641	676	4.95
Real estate — construction	1,843	74	3.99	1,485	78	5.24
Commercial lease financing	4,497	139	3.09	4,488	163	3.63
Total commercial loans	74,764	2,711	3.63	67,096	3,061	4.56
Real estate — residential mortgage	8,094	284	3.50	6,095	241	3.95
Home equity loans	9,772	392	4.01	10,634	526	4.95
Consumer direct loans	4,213	221	5.26	2,475	176	7.11
Credit cards	1,001	107	10.65	1,100	127	11.51
Consumer indirect loans	4,845	180	3.72	4,111	168	4.09
Total consumer loans	27,925	1,184	4.24	24,415	1,238	5.07
Total loans	102,689	3,895	3.79	91,511	4,299	4.70
Loans held for sale	1,972	69	3.49	1,411	63	4.48
Securities available for sale (b), (e)	23,742	484	2.10	21,362	537	2.51
Held-to-maturity securities (b)	8,938	222	2.49	10,841	262	2.41
Trading account assets	814	20	2.47	1017	32	3.18
Short-term investments	9,096	18.20		2,876	61	2.11
Other investments (e)	635	6.87		630	13	2.09
Total earning assets	147,886	4,714	3.20	129,648	5,267	4.06
Allowance for loan and lease losses	(1481)			(880)
Accrued income and other assets	15,650			14,411
Discontinued assets	775			984
Total assets	$162,830			$144,163
Liabilities
NOW and money market deposit accounts	$75,733	206.27		$63,731	566.89
Savings deposits	5,252	2.04		4,740	4.09
Certificates of deposit ($100,000 or more)	4,520	83	1.83	7,757	180	2.32
Other time deposits	4,041	56	1.38	5,426	103	1.90
Total interest-bearing deposits	89,546	347.39		81,654	853	1.04
Federal funds purchased and securities sold under repurchase agreements	670	6.88		264	2.66
Bank notes and other short-term borrowings	1,452	12.85		730	17	2.31
Long-term debt (f), (g)	12,578	286	2.36	13,062	454	3.52
Total interest-bearing liabilities	104,246	651.63		95,710	1326	1.39
Noninterest-bearing deposits	37,740			28,376
Accrued expense and other liabilities	2,433			2,456
Discontinued liabilities (g)	775			984
Total liabilities	145,194			127,526
Equity
Key shareholders’ equity	17,636			16,636
Noncontrolling interests	—			1
Total equity	17,636			16,637
Total liabilities and equity	$162,830			$144,163
Interest rate spread (TE)			2.57%			2.67%
Net interest income (TE) and net interest margin (TE)		4,063	2.77%		3,941	3.04%
TE adjustment (b)		29			32
Net interest income, GAAP basis		$4,034			$3,909
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the twelve months ended December 31, 2020, and December 31, 2019, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $135 million and $141 million of assets from commercial credit cards for the twelve months ended December 31, 2020, and December 31, 2019, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Noninterest Expense
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Personnel (a)	$661	$588	$551	$2,336	$2,250
Net occupancy	75	76	76	298	293
Computer processing	62	59	51	232	214
Business services and professional fees	54	49	54	196	186
Equipment	26	25	25	100	100
Operating lease expense	35	33	32	138	123
Marketing	30	22	27	97	96
FDIC assessment	9	6	8	32	31
Intangible asset amortization	15	15	19	65	89
OREO expense, net	—	(1)	3	8	13
Other expense	161	165	134	607	506
Total noninterest expense	$1,128	$1,037	$980	$4,109	$3,901
Average full-time equivalent employees (b)	17,029	17,097	16,537	16,826	17,045
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Salaries and contract labor	$342	$339	$312	$1,329	$1,268
Incentive and stock-based compensation	208	155	154	627	584
Employee benefits	89	93	85	350	348
Severance	22	1	—	30	50
Total personnel expense	$661	$588	$551	$2,336	$2,250

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Loan Composition
(dollars in millions)

				Percent change 12/31/2020 vs
	12/31/2020	9/30/2020	12/31/2019	9/30/2020	12/31/2019
Commercial and industrial (a)	$52,907	$55,025	$48,295	(3.8)%	9.5%
Commercial real estate:
Commercial mortgage	12,687	13,059	13,491	(2.8)	(6.0)
Construction	1,987	1,947	1,558	2.1	27.5
Total commercial real estate loans	14,674	15,006	15,049	(2.2)	(2.5)
Commercial lease financing (b)	4,399	4,450	4,688	(1.1)	(6.2)
Total commercial loans	71,980	74,481	68,032	(3.4)	5.8
Residential — prime loans:
Real estate — residential mortgage	9,298	8,715	7,023	6.7	32.4
Home equity loans	9,360	9,488	10,274	(1.3)	(8.9)
Total residential — prime loans	18,658	18,203	17,297	2.5	7.9
Consumer direct loans	4,714	4,395	3,513	7.3	34.2
Credit cards	989	970	1,130	2.0	(12.5)
Consumer indirect loans	4,844	5,032	4,674	(3.7)	3.6
Total consumer loans	29,205	28,600	26,614	2.1	9.7
Total loans (c), (d)	$101,185	$103,081	$94,646	(1.8)%	6.9%
(a)Loan balances include $127 million, $128 million, and $144 million of commercial credit card balances at December 31, 2020, September 30, 2020, and December 31, 2019, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $23 million, $18 million, and $15 million at December 31, 2020, September 30, 2020, and December 31, 2019, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $710 million at December 31, 2020, $743 million at September 30, 2020, and $865 million at December 31, 2019, related to the discontinued operations of the education lending business.
(d)Accrued interest of $241 million, $235 million, and $244 million at December 31, 2020, September 30, 2020, and December 31, 2019, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12/31/2020 vs
	12/31/2020	9/30/2020	12/31/2019	9/30/2020	12/31/2019
Commercial and industrial	$249	$336	$367	(25.9)%	(32.2)%
Real estate — commercial mortgage	1,014	1,031	772	(1.6)	31.3
Commercial lease financing	—	1	2	N/M	N/M
Real estate — residential mortgage	264	288	140	(8.3)	88.6
Consumer direct loans	56	68	53	(17.6)	5.7
Total loans held for sale (a)	$1,583	$1,724	$1,334	(8.2)%	18.7%
(a)Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $264 million at December 31, 2020, $288 million at September 30, 2020, and $140 million at December 31, 2019.

Summary of Changes in Loans Held for Sale
(in millions)

	4Q20	3Q20	2Q20	1Q20	4Q19
Balance at beginning of period	$1,724	$2,007	$2,143	$1,334	$1,598
New originations	3,835	3,282	3,621	3,333	3,659
Transfers from (to) held to maturity, net	(24)	75	(15)	200	26
Loan sales	(3,932)	(3,583)	(3,679)	(2,649)	(3,933)
Loan draws (payments), net	(19)	(57)	(61)	(77)	(18)
Valuation adjustments	—	—	(2)	2	2
Balance at end of period (a)	$1,583	$1,724	$2,007	$2,143	$1,334
(a)Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $264 million at December 31, 2020, $288 million at September 30, 2020, $250 million at June 30, 2020, $152 million at March 31, 2020, and $140 million at December 31, 2019.

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Average loans outstanding	$101,710	$104,919	$93,607	$102,689	$91,511
Allowance for loan and lease losses at the end of the prior period	$1,730	$1708	$893	$900	$883
Cumulative effect from change in accounting principle (a)	—	—	—	204	—
Allowance for loan and lease losses at the beginning of the period	1,730	1,708	893	1,104	883
Loans charged off:
Commercial and industrial	119	101	77	351	319

Real estate — commercial mortgage	1	13	2	19	8
Real estate — construction	—	—	1	—	5
Total commercial real estate loans	1	13	3	19	13
Commercial lease financing	19	10	1	35	26
Total commercial loans	139	124	81	405	358
Real estate — residential mortgage	—	—	—	2	3
Home equity loans	1	4	3	11	19
Consumer direct loans	7	8	11	37	41
Credit cards	7	9	10	39	44
Consumer indirect loans	6	6	10	28	34
Total consumer loans	21	27	34	117	141
Total loans charged off	160	151	115	522	499
Recoveries:
Commercial and industrial	15	9	5	34	27

Real estate — commercial mortgage	—	2	—	3	2
Total commercial real estate loans	—	2	—	3	2
Commercial lease financing	—	—	1	1	5
Total commercial loans	15	11	6	38	34
Real estate — residential mortgage	—	1	1	1	2
Home equity loans	1	3	2	7	8
Consumer direct loans	1	2	2	7	7
Credit cards	2	2	1	8	7
Consumer indirect loans	6	4	4	18	17
Total consumer loans	10	12	10	41	41
Total recoveries	25	23	16	79	75
Net loan charge-offs	(135)	(128)	(99)	(443)	(424)
Provision (credit) for loan and lease losses	31	150	106	965	441
Allowance for loan and lease losses at end of period	$1,626	$1,730	$900	$1,626	$900

Liability for credit losses on lending-related commitments at the end of the prior period	$208	$198	$65	$68	$64
Liability for credit losses on contingent guarantees at the end of the prior period	—	—	—	7	—
Cumulative effect from change in accounting principle (a), (b)	—	—	—	66	—
Liability for credit losses on lending-related commitments at beginning of period	208	198	65	141	64
Provision (credit) for losses on lending-related commitments	(11)	10	3	56	4
Liability for credit losses on lending-related commitments at end of period (c)	$197	$208	$68	$197	$68

Total allowance for credit losses at end of period	$1,823	$1,938	$968	$1,823	$968

Net loan charge-offs to average total loans	.53%	.49%	.42%	.43%	.46%
Allowance for loan and lease losses to period-end loans	1.61	1.68	.95	1.61	.95
Allowance for credit losses to period-end loans	1.80	1.88	1.02	1.80	1.02
Allowance for loan and lease losses to nonperforming loans	207.1	207.4	156.0	207.1	156.0
Allowance for credit losses to nonperforming loans	232.2	232.4	167.8	232.2	167.8

Discontinued operations — education lending business:
Loans charged off	$1	—	$3	$5	$12
Recoveries	2	—	2	5	5
Net loan charge-offs	$1	—	$(1)	—	$(7)
(a)The cumulative effect from change in accounting principle relates to the January 1, 2020, adoption of ASU 2016-13.
(b)The twelve months ended December 30, 2020, amount excludes $4 million related to the provision for other financial assets as a result of the change in accounting principle.
(c)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	4Q20	3Q20	2Q20	1Q20	4Q19
Net loan charge-offs	$135	$128	$96	$84	$99
Net loan charge-offs to average total loans	.53%	.49%	.36%	.35%	.42%
Allowance for loan and lease losses	$1,626	$1,730	$1,708	$1,359	$900
Allowance for credit losses (a)	1,823	1,938	1,906	1,520	968
Allowance for loan and lease losses to period-end loans	1.61%	1.68%	1.61%	1.32%	.95%
Allowance for credit losses to period-end loans	1.80	1.88	1.80	1.47	1.02
Allowance for loan and lease losses to nonperforming loans	207.1	207.4	224.7	215.0	156.0
Allowance for credit losses to nonperforming loans	232.2	232.4	250.8	240.5	167.8
Nonperforming loans at period end	$785	$834	$760	$632	$577
Nonperforming assets at period end	937	1,003	951	844	715
Nonperforming loans to period-end portfolio loans	.78%	.81%	.72%	.61%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.92	.97	.89	.82	.75
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Commercial and industrial	$385	$459	$404	$277	$264

Real estate — commercial mortgage	104	104	91	87	83
Real estate — construction	—	1	1	2	2
Total commercial real estate loans	104	105	92	89	85
Commercial lease financing	8	6	9	5	6
Total commercial loans	497	570	505	371	355
Real estate — residential mortgage	110	96	89	89	48
Home equity loans	154	146	141	143	145
Consumer direct loans	5	3	3	4	4
Credit cards	2	2	2	3	3
Consumer indirect loans	17	17	20	22	22
Total consumer loans	288	264	255	261	222
Total nonperforming loans	785	834	760	632	577
OREO	100	105	112	119	35
Nonperforming loans held for sale	49	61	75	89	94
Other nonperforming assets	3	3	4	4	9
Total nonperforming assets	$937	$1,003	$951	$844	$715
Accruing loans past due 90 days or more	86	73	87	128	97
Accruing loans past due 30 through 89 days	241	336	419	393	329
Restructured loans — accruing and nonaccruing (a)	363	306	310	340	347
Restructured loans included in nonperforming loans (a)	229	168	166	172	183
Nonperforming assets from discontinued operations — education lending business	5	6	7	7	7
Nonperforming loans to period-end portfolio loans	.78%	.81%	.72%	.61%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.92	.97	.89	.82	.75
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	4Q20	3Q20	2Q20	1Q20	4Q19
Balance at beginning of period	$834	$760	$632	$577	$585
Loans placed on nonaccrual status (a)	300	387	293	219	268
Charge-offs	(160)	(150)	(111)	(100)	(114)
Loans sold	(9)	(6)	(5)	(4)	(1)
Payments	(83)	(83)	(29)	(31)	(59)
Transfers to OREO	(3)	—	—	(3)	(3)
Transfers to nonperforming loans held for sale	—	—	—	—	(47)
Loans returned to accrual status	(94)	(74)	(20)	(26)	(52)
Balance at end of period	$785	$834	$760	$632	$577
(a)Purchase credit impaired (PCI) loans meeting nonperforming criteria were historically excluded from Key's nonperforming disclosures. As a result of CECL implementation on January 1, 2020, PCI loans became purchased credit deteriorated (PCD) loans. PCD loans that met the definition of nonperforming are now included in nonperforming disclosures, resulting in a $45 million increase in nonperforming loans in the first quarter of 2020.

KeyCorp Reports Fourth Quarter 2020 Profit
January 21, 2021

Line of Business Results
(dollars in millions)

						Percentage change 4Q20 vs.
	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20	4Q19
Consumer Bank
Summary of operations
Total revenue (TE)	$905	$871	$841	$820	$825	3.9%	9.7%
Provision for credit losses	(4)	(16)	167	140	55	N/M	N/M
Noninterest expense	611	571	555	542	550	7.0	11.1
Net income (loss) attributable to Key	228	241	91	105	168	(5.4)	35.7
Average loans and leases	41,137	41,471	39,197	35,197	34,148	(.8)	20.5
Average deposits	83,171	83,175	79,502	73,320	73,561	—	13.1
Net loan charge-offs	28	23	39	43	43	21.7	(34.9)
Net loan charge-offs to average total loans	.27%	.22%	.40%	.49%	.50%	N/A	N/A
Nonperforming assets at period end	$374	$353	$332	$342	$306	5.9	22.2
Return on average allocated equity	25.45%	27.03%	10.45%	12.26%	19.64%	N/A	N/A

Commercial Bank
Summary of operations
Total revenue (TE)	$913	$804	$857	$630	$771	13.6%	18.4%
Provision for credit losses	42	163	314	218	38	(74.2)	10.5
Noninterest expense	494	443	438	358	393	11.5	25.7
Net income (loss) attributable to Key	308	160	101	63	311	92.5	(1.0)
Average loans and leases	59,992	62,925	68,038	60,082	58,535	(4.7)	2.5
Average loans held for sale	1,285	1,383	2,012	1,607	1,465	(7.1)	(12.3)
Average deposits	52,163	51,238	47,685	36,256	38,224	1.8	36.5
Net loan charge-offs	108	104	57	40	39	3.8	176.9
Net loan charge-offs to average total loans	.72%	.66%	.34%	.27%	.26%	N/A	N/A
Nonperforming assets at period end	$558	$645	$616	$407	$402	(13.5)	38.8
Return on average allocated equity	24.04%	12.57%	8.41%	5.40%	26.40%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Notable Items
(in millions)

	Three months ended			Twelve months ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Provision for credit losses	—	—	$(16)	—	$(139)

Professional fees related to fraud loss	—	—	(4)	—	(4)
Efficiency initiative expenses	—	—	—	—	(76)
Laurel Road acquisition expenses	—	—	—	—	(2)
Pension settlement charge	—	—	(18)	—	(18)
Total notable items	—	—	(38)	—	(239)
Income taxes	—	—	(9)	—	(56)
Total notable items, after tax	—	—	$(29)	—	$(183)